PATRICK INDUSTRIES, INC.

1987 STOCK OPTION PROGRAM

AS AMENDED AND RESTATED

(through 5/11/06)

1.            Purpose. The purpose of Patrick Industries, Inc. 1987 Stock Option Program (the “Program”) is to attract and retain outstanding individuals as officers and key employees of Patrick Industries, Inc. (the “Company”) and its subsidiaries, and to furnish incentives to such persons by providing such persons opportunities to acquire Common Stock of the Company, or monetary payments based on the value of such stock, or both, on advantageous terms as herein provided. The Program will also enable the Company to attract and keep non-employee directors.

2.            Administration. The Program will be administered by a committee (the “Committee”) consisting of not less than three (3) members of the Board of Directors who shall not be eligible to participate in the Program at the time of Committee action or at any time within one (1) year prior thereto. The Committee shall interpret the Program, prescribe, amend and rescind rules and regulations relating hereto and make all other determinations necessary or advisable for the administration of the Program. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Program may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

3.            Participants. (a) Participants in the Program will consist of such officers or other key employees of the Company and its subsidiaries as the Committee in its sole discretion may designate from time to time to receive benefits (“Benefits”) under the Program. The Committee’s designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Company; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Company; and (iv) other compensation provided to participants.

(b)          In addition, each non-employee director of the Company shall automatically be granted restricted stock awards for 3,000 shares of Common Stock on May 14, 2004 (the date of the Company’s 2004 Annual Meeting of Shareholders) and thereafter annually on the date of the Company’s Annual Meeting of Shareholders. These awards will vest after one year of continued service on the Board or earlier if such director dies, becomes disabled or retires from the Board at any time at or after age 80, or if there is a “Change in Control” as hereinafter defined. “Disability” shall have the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or any successor provision. A “Change in Control” shall have the meaning set forth in Exhibit A attached hereto. As new non-employee directors are elected to the Board they will also automatically be granted restricted stock awards for 3,000 shares of Common Stock on the terms set forth above.

4.            Types of Benefits. Benefits under the Program may be granted to participants other than non-employee directors in any one or a combination of (a) Incentive Stock Options, (b) Non qualified Stock Options, (c) Stock Appreciation Rights, and (d) Stock Awards, all as described below in paragraphs 6 through 9 hereof.

5.            Shares Reserved under the Program. There is hereby reserved for issuance under the Program 721,345 shares of Common Stock. The shares reserved for issuance may be newly issued or treasury shares. All of such shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares of Common Stock which shall be available for the award of Benefits to any participant in any fiscal year of the Company shall not exceed 50,000 shares.

If there is a lapse, expiration, termination or cancellation of any Benefit granted hereunder without the issuance of shares or payment of cash thereunder, or if shares are issued under any Benefit and thereafter are acquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Benefit may again be used for new Benefits under this Program; provided, however, that in no event may the number of shares of Common Stock issued under this Program exceed the total number of shares reserved for issuance hereunder.

6.            Incentive Stock Options. Incentive Stock Options will consist of options to purchase Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of such stock on the date of grant. Incentive Stock Options will be exercisable over not more than ten (10) years after date of grant and shall terminate not later than three (3) months after termination of employment for any reason other than disability, retirement or death. In the event of termination of employment by reason of disability or retirement, the right of the optionee to exercise an Incentive Stock Option shall terminate not later than twelve (12) months after such termination of employment. If the optionee should die while employed, within twelve (12) months after termination of employment by reason of disability or retirement, or within three (3) months after any other termination of employment, the right of the optionee or his or her successor in interest to exercise an Incentive Stock Option shall terminate not later than twelve (12) months after the date of death. The aggregate fair market value (determined at the time the option is granted) of shares of Common Stock with respect to which Incentive Stock Options granted under the Program are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

7.            Non qualified Stock Options. Non qualified Stock Options will consist of options to purchase Common Stock at purchase prices not less than one hundred percent (100%) of the fair market value of such stock on the date of grant. Non qualified Stock Options will be exercisable over not more than twelve (12) years after the date of grant and shall terminate not later than six (6) months after termination of employment for any reason other than, disability, retirement or death. In the event of termination of employment by reason of disability or retirement, the right of the optionee to exercise a Non qualified Stock Option shall terminate not later than twelve (12) months after such termination of employment. If the optionee should die while employed, within twelve (12) months after termination of employment by reason of disability or retirement, or within six (6) months after any other termination of employment, the right of the optionee or his or her successor in interest to exercise a Non qualified Stock Option shall terminate not later than twelve (12) months after the date of death.

8.            Stock Appreciation Rights. The Committee may, in its discretion, grant a Stock Appreciation Right to the holder of any stock option granted hereunder. Such Stock Appreciation Rights shall be subject to such terms and conditions consistent with the Program as the Committee shall impose from time to time, including the following:

(a)          A Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or at any time thereafter up to six (6) months prior to its expiration.

(b)          Stock Appreciation Rights will permit the holder to surrender any related stock option or portion thereof which is then exercisable and to elect to receive in exchange therefor cash in an amount equal to:

(i)           The excess of the fair market value on the date of such election of one share of Common Stock over the option price multiplied by

(ii)          The number of shares covered by such option or portion thereof which is so surrendered.

(c)          The Committee shall have the discretion to satisfy a participant’s right to receive the amount of cash determined under subparagraph (b) hereof, in whole or in part, by the delivery of Common Stock valued as of the date of the participant’s election.

(d)          Each Stock Appreciation Right will be exercisable at the time and to the extent the option to which it relates is exercisable.

(e)          In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance hereunder shall be reduced by the number of shares covered by the stock option or portion thereof surrendered.

9.            Stock Awards. Stock Awards will consist of Common Stock transferred to participants without other payment therefor as additional compensation for services to the Company and its subsidiaries. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the participant’s employment within specified periods.

10.          Nontransferability. Each Benefit granted under this Program shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable, during the participant’s lifetime, only by the participant or the participant’s guardian or legal representative. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

11.          Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for the purchase of Common Stock under stock options in installments, provisions for the payment of the purchase price of shares under stock options by delivery of other shares of Common Stock of the Company having a then fair market value equal to the purchase price of such shares, provisions for the acceleration of exercisability of Benefits in the event of change of control of the Company, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Program.

12.          Term of Program and Amendment, Modification or Cancellation of Benefits. No Benefit shall be granted after May 17, 2014; provided, however, that the terms and conditions applicable to any Benefits granted prior to such date may at any time be amended, modified or cancelled by mutual agreement between the Committee and the participant or such other persons as may then have an interest therein, so long as any amendment or modification does not increase the number of shares of Common Stock issuable under this Program.

13.          Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount or shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. When a person is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with exercises of Non qualified Stock Options or other Benefits under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit such person to satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a fair market value equal to the amount required to be withheld. The election must be made on or before the date that the amount of tax to be withheld is determined.

14.          Fair Market Value. The fair market value of the Company’s Common Stock at any time shall be determined in such manner as the Committee may deem equitable or required by applicable laws or regulations.

15.	Adjustment Provisions.

(a)          If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Benefit shall not be changed. The Committee may also provide for the continuation of Benefits or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

(b)          Notwithstanding any other provision of this Program, and without affecting the number of shares otherwise reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

(c)          In the case of any merger, consolidation or combination of the Company with or into another corporation, other than a merger, consolidation or combination in which the Company is the continuing corporation and which does not result in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”):

(i)           any participant to whom a stock option has been granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such option) thereafter and during the term of such option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of such option or portion thereof, as the case may be, immediately prior to such Acquisition;

(ii)          any participant to whom a Stock Appreciation Right has been granted under the Program shall have the right (subject to the provisions of the Program and any limitation applicable to such right) thereafter and during the term of such right to receive upon exercise thereof the difference between the aggregate Fair Market Value on the applicable date (as set forth in such right) of the Acquisition Consideration receivable upon such Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the option related thereto or any portion thereof, as the case may be, immediately prior to such Acquisition and the aggregate option price of such option.

The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock of the Company upon consummation of an Acquisition.

16.          Amendment and Termination of Program. The Board of Directors of the Company may amend the Program from time to time or terminate the Program at any time, but no such action shall reduce the then existing amount of any participant’s Benefit or adversely change the terms and conditions thereof without the participant’s consent. However, except for adjustments expressly provided for herein, no amendment may (i) materially increase the Benefits accruing to participants, (ii) materially increase the number of shares which may be issued, or (iii) materially modify the requirements as to eligibility for participation in the Program.

17.          Shareholder Approval. The Program as amended was restated by the Board of Directors of the Company on February 10, 1994 and approved by the shareholders at the 1994 Annual Meeting. The Program as amended and restated was further amended in 2004 and approved by the shareholders at the 2004 Annual Meeting. The Program as currently amended and restated and any Benefits relating to the amendments granted hereunder shall be null and void if shareholder approval is not obtained within twelve (12) months of the 2006 restatement of the Program by the Board of Directors.

EXHIBIT A

A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an employee benefit plan sponsored by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more (or if a person is permitted to own a higher percentage under the Company’s Rights Agreement, dated March 31, 2006, as the same may be amended from time to time, such higher percentage as to such person) of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at elections of directors (excluding an acquisition of such securities directly from the Company), (ii) during any period of two consecutive years individuals who at the beginning of the two-year period were members of the Board cease for any reason to constitute at least a majority of the Board (individuals with such two years of service being the “Continuing Directors”), (iii) there shall be consummated (A) any consolidation, merger or reorganization of the Company in which the Company is not converted into or exchanged for cash, securities or other property, other than a consolidation, merger, or reorganization of the Company in which the holders of capital stock of all classes of the Company (including Common Stock) immediately prior to the transaction have, directly or indirectly, an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of the surviving entity immediately after the transaction, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any such transaction with entities in which the holders of the Company’s then outstanding capital stock of all classes, directly or indirectly, have an ownership interest in securities representing a majority of the combined voting power of the outstanding voting securities of such entities immediately after the transaction, (iv) a change occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A, promulgated under the Exchange Act or any successor disclosure item, or (v) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that any occurrence described in (i) through (iv) approved by the affirmative vote of a majority of the Continuing Directors, shall not constitute a Change in Control to the extent so provided by the affirmative vote of a majority of those Continuing Directors.